                                                                 Exhibit 10(a)


                                 April 9, 1996



Parker Drilling Company
and the Restricted Subsidiaries (defined below)
8 East Third Street
Tulsa, Oklahoma  74103

      Re: $15,000,000 Revolving Line of Credit for Issuance of Standby Letters of Credit, General Working
            Capital and Capital Expenditures

Gentlemen:

      Bank of Oklahoma, National Association ("Bank"), has agreed to provide, subject to the terms and conditions of this letter agreement, a $15,000,000 Revolving Line of Credit ("Revolver") to Parker Drilling Company, a Delaware corporation ("Parent"), and certain subsidiaries of Parent which are signatories hereto (the "Restricted Subsidiaries" and separately and collectively with the Parent, the "Borrower"), for the sole purposes of:
(i) issuance by the Bank, at the request of the Borrower, of standby letters of credit, with the Borrower as account party ("LCs"); (ii) funding drafts on LCs; and (iii) funding advance requests for general corporate working capital and for short term capital expenditures (funding under (ii) and/or (iii), separately "Advance" and collectively "Advances"). The Borrower's obligation to repay Advances, together with interest, is evidenced by a promissory note in the face amount of Fifteen Million and No/100 Dollars ($15,000,000) (the "Note") executed by the Borrower, a copy of which is attached hereto as Exhibit "A". The Borrower and Bank agree that the advance of funds and the
- -----------
issuance of LCs shall be in accordance with the following terms and conditions:

      1.    Advances.
            --------
            1.1   Letters of Credit.  Borrower hereby irrevocably authorizes
                  -----------------
                  and directs the Bank to make Advances with respect to proper demands made under the LCs. Each Advance thereunder shall be fully repaid with interest accrued at the rate described in the Note no later than two (2) business days following the day the Bank gives written notice to Borrower that such Advance has been made.

            1.2   Working Capital.  The Bank agrees, on the terms and
                  ---------------
                  conditions set forth in this letter agreement ("Agreement"), to make Advances to the Borrower from time to time during the period from the date of this Agreement up to April 30, 1999, in the aggregate principal amount not to exceed at any given time outstanding Fifteen Million and No/100 Dollars ($15,000,000), less the aggregate outstanding (a) commitments under any LCs issued in connection herewith and
                  (b) Advances. Within the limits of the foregoing, the Borrower may borrow, repay and reborrow, from time to time.


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Parker Drilling Company
April 9, 1996
Page 2


            Notwithstanding anything to the contrary, the Bank's obligation to issue any LCs hereunder or to make any Advances for working capital purposes or other purposes hereunder, shall be subject to the following conditions precedent: (i) All representations and warranties contained in this Agreement shall be true and correct on and as of the date each Advance request is made, and (ii) no default shall have occurred and be continuing, or would result from any Advance made hereunder.

      2.    LC Issuance and Bank Fees.  The aggregate face amount of all LCs
            -------------------------
issued and outstanding shall not exceed $15,000,000 at any time less unpaid Advances under 1.2 above. The Bank agrees, subject to the foregoing limits and the other terms and conditions of this Agreement, to issue LCs within three (3) days after receipt by the Bank of a completed original of the Bank's Standby Letter of Credit Application in the form of Exhibit "B" attached
                                                    -----------
hereto (or any similar form subsequently adopted by the Bank for such purposes), properly executed by an authorized representative of the Borrower. Upon the issuance of each LC, the Bank shall collect an issuance fee ("LC Fee") equal to 1.0% per annum (30 day minimum calculation) of the face amount of the LC (minimum $50.00 per quarter) plus expenses incurred by the Bank (telecommunications, courier, etc.), by debiting the Borrower's general account #206314321 with the Bank. Borrower also shall pay the Bank a commitment fee ("Commitment Fee") equal to .375% per annum of the daily average during each Quarter (as hereinafter defined) of the amount by which $15,000,000 exceeds (a) the aggregate liability of the Banks under LCs outstanding and (b) unpaid Advances under the Note on each day during the quarter. Said Commitment Fee shall be payable on the 10th day following the end of each Quarter, commencing with the Quarter ending May 31, 1996. As used in this Agreement, the term "quarter" shall mean each of the periods of three
(3) consecutive months commencing on, respectively, March 1, June 1, September 1 and December 1. In the event the expiration date of any LC extends beyond April 1, 1999, Borrower must (a) pledge to Lender a certificate of deposit or similar cash collateral acceptable to Lender, or (b) authorize an Advance hereunder to be held by Lender in an interest-bearing account at Lender's office in which Borrower hereby grants to Bank a security interest and right of set-off, in an amount at least equal to the face amount of the applicable LC.

      3.    Collateral.
            ----------
            3.1   Obligations Unsecured.  The obligation of the Borrower to
                  ---------------------
                  repay any and all Advances, and to pay interest thereon, LC Fees, Commitment Fees and costs, expenses and other amounts payable by the Borrower hereunder (collectively, the "Obligations") shall be unsecured.


            3.2   Negative Covenant.  Borrower represents and warrants to Bank
                  -----------------
                  that none of its or their respective assets is (or will become so long as any amounts remain unpaid under the Note or any LC remains outstanding) encumbered (e.g., subject to a lien or any adverse claim), except as to: (i) purchase money security interests ("PMSI") as defined in the Oklahoma Uniform Commercial Code; (ii) any existing liens not to


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Parker Drilling Company
April 9, 1996
Page 3


                  exceed $100,000 in the aggregate; (iii) security for bonds and other surety obligations incurred in connection with normal business operations; (iv) liens granted to Bank; and
                  (v) non-consensual liens, provided they are removed within sixty (60) days of attachment.

      4.    Covenants.  The Borrower covenants and agrees with the Bank that,
            ---------
until the full and final payment of all Obligations and termination of the Revolver, it will comply with the terms of this Section 4.

            4.1 Borrower will maintain a ratio of current assets (excluding intercompany accounts and notes receivable) to current liabilities of no less than 1.75 to 1, as determined on a GAAP basis, at all times.

            4.2 Borrower will, at all times, maintain a ratio of total debt to total net worth no greater than .5 to 1, as determined on GAAP basis. Inter-company accounts payable and deferred taxes are to be excluded from the calculation.

            4.3 Borrower will, at all times, maintain a quick ratio (defined by GAAP), not less than 1.5 to 1 (which excludes intercompany accounts and notes receivable).

            4.4 Borrower shall not create, incur, assume or suffer to exist any Indebtedness owing by it (other than to the Company or any other Restricted Subsidiary), except (a) Indebtedness incurred pursuant to this Agreement; (b) additional Indebtedness of the Borrower at any time outstanding not to exceed $10,000,000; and (c) Indebtedness for the deferred purchase price of property or in the nature of capitalized leases in an aggregate principal amount at any time outstanding not to exceed $10,000,000.

                  For the purposes of this Agreement, Indebtedness shall mean
                  (i) indebtedness for borrowed money, (ii) indebtedness for the deferred purchase price of services or property, which purchase price is due twelve months or more from the date of incurrence of the obligation or evidenced by a note or similar written instrument, (iii) obligations under leases which have been or, in accordance with GAAP, should be recorded as capitalized leases, (iv) obligations under acceptance facilities, (v) the undrawn face amount of, and unpaid reimbursement obligations in respect of all letters of credit and Contingent Obligations, (vi) all obligations evidenced by bonds, debentures, notes or other similar instruments, (vii) all obligations upon which interest charges are customarily paid, and (viii) all obligations under conditional sale or other title retention agreements relating to property purchased.





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
Parker Drilling Company
April 9, 1996
Page 4


                  For the purposes of this section, Contingent Obligations shall mean any guarantee of Indebtedness of any other person or any assurance with respect to the financial condition of any other person, whether direct, indirect or contingent including, without limitation, any purchase or repurchase agreement or keep-well or other arrangement of whatever nature having the effect of assuring or holding harmless any person against loss with respect to any Indebtedness of such other person; provided, however, that Contingent Obligations shall not include endorsements of instruments for deposit or collection in the ordinary course of business. Further, the amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made, or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming the Borrower is required to perform thereunder) as determined by the Borrower in good faith.

            4.5   In addition to the investments described on Schedule "4.5"
                                                              --------------
                  hereto, Borrower shall not make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures, or other securities of, or make any other investment in, any of its subsidiaries not a signatory hereto and/or and other third party in excess of $25,000,000 during any given fiscal year.

            4.6 Borrower shall not make, or enter into any commitment arrangement to make, capital expenditures during any fiscal year in excess of $30,000,000, plus proceeds from the sale of assets.

            4.7 Borrower (for purposes of this subsection 4.7 only, the term "Borrower" shall include all of Borrower's subsidiaries, restricted or unrestricted), shall not declare or pay any dividends or grant authority or make any other distribution in excess of forty percent (40%) of the previous fiscal year net income or $3,000,000, whichever is less.

            4.8 During each twelve (12) month period commencing on the date of this Agreement, Borrower shall cause the balance under the Note to equal zero for a period of thirty (30) consecutive calendar days. If, however, Borrower fails to comply with the foregoing, then Borrower shall immediately commence monthly installments based upon amortization of the outstanding balance representing the lowest cash funded portion under the revolving line of credit for the preceding twelve (12) months, with monthly principal payments sufficient to amortize such amount for a term of not less than thirty-six (36) months.

Parker Drilling Company
Page 5


            4.9   Borrower shall maintain a minimum cash flow (net income plus
                                                                          ----
                  traditional non-cash charges) in excess of maintenance CAPEX (in any event not less than $5,000,000), plus one-seventh (1/7) the total amount of Borrower's funded debt and letters of credit issued and outstanding under this Agreement. The foregoing calculation shall be made at fiscal year-end.

            4.10 Borrower shall not default on any term or condition of any other credit facilities to which the Borrower is now or hereafter a party. For the purpose of this Agreement, a "default" under other credit facilities shall exclude events which with the passing of time become defaults thereunder until expiration of that time without cure or waiver.

            4.11 Borrower shall preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary for the business of the Borrower.

            4.12 Borrower shall reimburse the Bank for the Bank's cost and expenses, including fees and expenses of the Bank's legal counsel, incurred in the preparation and enforcement of this Agreement, the Note and other documents executed in connection herewith.

      5.    Reporting Requirements.
            ----------------------
            5.1 Borrower shall, within 45 days following the end of each Quarter, commencing with the Quarter ending May 31, 1996, deliver to the Bank a copy of the Borrower's Form 10-Q most recently filed with the Securities and Exchange Commission along with a balance sheet, income statement and reconciliation of cash for the previous Quarter prepared by the Borrower on a consolidating basis, separating the Borrower from the subsidiaries of Parent which are not Restricted Subsidiaries, in form similar to the balance sheet, income statement and reconciliation as of November 30, 1995, furnished to the Bank.

            5.2 Borrower shall, in conjunction with delivery of the financial statements described in Section 5.1 hereof, deliver to the Bank a statement signed by the chief financial officer or Treasurer of the Borrower stating whether or not the Borrower is in compliance with all terms and conditions of this Agreement, the Note and all security agreements executed under the terms and conditions of this Agreement, and is in compliance with the terms and conditions of any other credit facilities entered into by the Borrower with other financial institutions.

            5.3 Within 90 days following the end of the Borrower's fiscal year end, the Borrower shall supply the Bank with a balance sheet, income statement and reconciliation of cash for the previous fiscal year along with a statement of the firm of independent public accountants which prepared the statements provided pursuant to Sections 5.1 and 5.2, confirming the calculations which are the basis for such statements.


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
Parker Drilling Company
April 9, 1996
Page 6


            5.4 The Borrower shall give written notification of the occurrence of an Event of Default to the Bank within one business day following the determination of the existence of such Event of Default.

      6.    Representations and Warranties.  The Borrower represents and
            ------------------------------
warrants to the Bank that:

            6.1   Incorporation, Good Standing, and Due Qualification.  The
                  ---------------------------------------------------
                  Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is necessary for the business of the Borrower.

            6.2   Corporate Power and Authority.  The execution, delivery, and
                  -----------------------------
                  performance by the Borrower of this Agreement, the Note and any security agreements which may be executed in connection herewith have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of its stockholders; (b) contravene its charter or bylaws; (c) violate any provisions of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governor's of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect applicable to it, (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which it is a party or by which it or its properties may be bound or affected; (f) result in, or require, the creation or imposition of any lien, upon or with respect to any of the properties now owned or hereafter acquired by it, or (g) cause it to be in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award applicable to it or any indenture, agreement, lease or instrument to which it is a party.

            6.3   Legally Enforceable Agreement.  This Agreement and the Note
                  -----------------------------
                  are, and each of the security agreements when delivered under this Agreement will be, legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.






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Parker Drilling Company
April 9, 1996
Page 7


            6.4   Financial Data.  Subject to any limitation stated therein,
                  --------------
                  all balance sheets, earnings statements and other financial data which have been furnished to the Bank to induce it to provide the Revolver, fairly represented the financial condition of the Borrower as of the date for which the same were furnished, and all other information, reports and other papers and data were so furnished, accurate and correct in all material respects. Since November 30, 1995, there has been no material adverse change in the condition, business or prospects, financial or otherwise, of the Borrower.

            6.5   Litigation.  There is not now pending against the Borrower
                  ----------
                  and, to the knowledge of the Borrower, there is not now pending against its directors and officers nor threatened any litigation or any other proceeding against or affecting any of them, the outcome of which might materially and adversely affect the Borrower's financial condition or business.

      7.    Events of Default.  Regardless of the terms of any note or other
            -----------------
instrument evidencing indebtedness from the Borrower to the Bank and without prejudice to the rights of the Bank to demand payment at any time hereunder and under the Note, the occurrence of any of the following events ("Events of Default") shall terminate any obligation on the part of the Bank hereunder and, at the option of the Bank, shall make all Obligations immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, except as hereinafter specified:

            7.1   Nonpayment.  Nonpayment when due of any installment of
                  ----------
                  interest or principal in accordance with the terms hereof, the Note or any other instrument evidencing the Borrower's indebtedness to the Bank or nonpayment when due of any other sums payable by the Borrower to the Bank. Failure to make any payments under the Note shall not constitute a default hereunder unless such failure extends beyond ten (10) days from the due date.

            7.2   Act of Insolvency.  Any Borrower shall (a) apply for or
                  -----------------
                  consent to the appointment of a receiver, trustee or liquidator of itself, or of all or a substantial part of its assets, (b) be unable, or admit in writing its inability to pay its debts as they fall due, (c) make a general assignment for the benefit of its creditors, (d) be adjudicated a bankrupt or insolvent, or (e) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or any corporate action shall be taken by it for the purpose of effecting any of the foregoing.


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
Parker Drilling Company
April 9, 1996
Page 8


            7.3   Involuntary Bankruptcy.  An order, judgment or decree shall
                  ----------------------
                  be entered, without the application, approval or consent of any Borrower, by any court of competent jurisdiction approving a petition seeking reorganization of any Borrower or appointing a receiver, trustee or liquidator of the Borrower or of all or a substantial part of any of its assets and such order, judgment or decree shall continue unstayed and in effect fore any period of more than sixty
                  (60) consecutive days.

            7.4   General Default.  The breach of, or default under, any
                  ---------------
                  covenant, agreement, term, condition, provision, representation or warranty contained in this Agreement or any instrument executed in connection herewith not specifically referred to in this Section 7. If the breach or default is nonmonetary in nature, and excluding representations and warranties in this Agreement and related documents, Borrower shall be entitled to a thirty (30) day written notice and cure period.

      8.    Governing Law.  This Agreement, the Note and any security
            -------------
agreements executed pursuant to the terms hereof shall be governed by, and construed in accordance with, the laws of the State of Oklahoma.

      9.    Severability of Provisions.  Any provisions of this Agreement, the
            --------------------------
Note and any security agreements executed pursuant to the terms hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction, unless the remaining terms would substantially alter the intent of the original agreement, in which case such agreement would be voidable by either party.

      10.   Notices.  All notices, requests and demands hereunder shall be
            -------
given to or made upon the Bank and the Borrower by (i) telefax, or (ii) United States mail, postage prepaid and addressed as follows:

            Borrower:

            Parker Drilling Company, et al.
            Eight East Third Street
            Tulsa OK  74103
            Attn:  Ed Hendrix
            Telefax No.: (918) 631-1265

            Bank:

            Bank of Oklahoma, National Association
            P. O. Box 2300
            Tulsa OK  74103
            Attn:  Energy Dept. - 8 South
            Telefax No.:  (918) 588-6880



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Parker Drilling Company
April 9, 1996
Page 9


      11.   Counterparts. This Agreement may be executed in as many
            ------------
counterparts as may be deemed necessary or convenient, and each counterpart shall be deemed an original. Bank may rely on telefax signatures as originals.

If the terms and conditions described in this Agreement, the Note and the Standby Letter of Credit Application are acceptable to the Borrower, please have the duly authorized officer of the Borrower execute as indicated below.

                                   Sincerely,

                                   BANK OF OKLAHOMA, NATIONAL
                                   ASSOCIATION


                                   By /s/ Tim Sheehan
                                       ---------------------------------------
                                      Tim Sheehan, Vice President


      Read and accepted.


                                   PARKER DRILLING COMPANY
                                   PARKER DRILLING COMPANY LIMITED
                                         (BAHAMAS)
                                   PARKER DRILLING COMPANY OF
                                         MEXICO, LTD.


                                   By /s/ I. E. Hendrix, Jr.
                                       ---------------------------------------
                                       I. E. Hendrix, Jr., Vice President

                                   ANACHORETA, INC.
                                   DGH, INC.
                                   OIME, INC.
                                   PARCO, INC.
                                   PADRIL, INC.
                                   PARKER DRILLING COMPANY OF
                                         OKLAHOMA, INC.
                                   PARKER DRILLING COMPANY NORTH
                                         AMERICA, INC.
                                   TOTAL COVERAGE SERVICES
                                   UNIVERSAL RIG SERVICE CORPORATION


                                   By /s/ Thomas L. Wingerter
                                       --------------------------------------
                                       Thomas L. Wingerter, President

                                   PARKER AVIATION INC.


                                   By /s/ Thomas L. Wingerter
                                       ---------------------------------------
                                       Thomas L. Wingerter, Vice President

Parker Drilling Company
April 9, 1996
Page 10


                                   PARKER DRILLING COMPANY OF
                                         BOLIVIA, INC.
                                   PARKER DRILLING COMPANY OF
                                         SOUTH AMERICA, INC.
                                   PARKER DRILLING COMPANY
                                         INTERNATIONAL LIMITED
                                   PARKER DRILLING COMPANY KUWAIT,
                                         LTD.


                                   By /s/ I. E. Hendrix, Jr.
                                       ---------------------------------------
                                       I. E. Hendrix, Jr., Vice President


                                   PARKER DRILLING COMPANY OF
                                         INDONESIA, INC.
                                   PARKER DRILLING COMPANY OF
                                         SINGAPORE, LTD.
                                   PARKER DRILLING COMPANY EASTERN
                                         HEMISPHERE, LTD.
                                   PARKER DRILLING COMPANY OF
                                         NEW GUINEA, INC.
                                   INDOCORP OF OKLAHOMA, INC.


                                   By /s/ T. Bruce Blackman
                                       ---------------------------------------
                                       T. Bruce Blackman, President

                                   PARKER DRILLING COMPANY OF
                                         NEW ZEALAND LTD.


                                   By /s/ T. Bruce Blackman
                                       ---------------------------------------
                                       T. Bruce Blackman, Director


                                   PARKER VALVE COMPANY
                                   PARKER AIR LOGISTICS
                                   VANCE SYSTEMS ENGINEERING, INC.

                                   By /s/ William W. Pritchard
                                       ---------------------------------------
                                       William W. Pritchard, Vice President



                                   PARKER TECHNOLOGY, INC.


                                   By /s/ Joe N. Brown
                                       ---------------------------------------
                                       Joe N. Brown, President

Parker Drilling Company
April 9, 1996
Page 11


STATE OF TEXAS              )
                            ) ss.
COUNTY OF     ECTOR          )
          --------------

      This instrument was acknowledged before me on this  11th  day of
                                                         -----
  April    , 1996, by Joe N. Brown, as President of Parker Technology, Inc.
 ----------

My Commission Expires:  05-13-97
                                          /s/ Connie W. Smithee
                                          ------------------------------------
                                         Notary Public

- ---------------------------
[S E A L]


                                   PARKER KINETIC DESIGNS, INC.


                                   By /s/ James M. Weldon
                                       ---------------------------------------
                                       James M. Weldon, Vice President

STATE OF TEXAS               )
                             ) ss.
COUNTY OF     TRAVIS          )
          --------------

      This instrument was acknowledged before me on this 10th  day of
                                                         -----
  April   , 1996, by James M. Weldon, as Vice President of Parker Kinetic
- ----------
Designs, Inc.

My Commission Expires:
                                          /s/ Vonda Lawson-Rosa
                                          ------------------------------------
                                         Notary Public
     June 23, 1999
- ---------------------------
[S E A L]



                                   CANADIAN RIG LEASING, INC.


                                   By /s/ Sharon L. Poynter
                                       ---------------------------------------
                                      Sharon L. Poynter, Vice President

Parker Drilling Company
April 9, 1996
Page 12


PROVIDENCE OF     ALBERTA        )
              ----------------
                                ) ss.
COUNTY OF                        )
          --------------

      This instrument was acknowledged before me on this 11th day of
                                                         -----
  April   , 1996, by Sharon L. Poynter, as Vice President of Canadian Rig
- ----------

Leasing, Inc.

My Commission Does Not Expire
                                          /s/ D. Mitchell Williams
                                          ------------------------------------
                                         Notary Public

- ---------------------------
[S E A L]